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                                                                    Exhibit 23.1
                              HAROLD Y. SPECTOR
                         CERTIFIED PUBLIC ACCOUNTANT
                       80 SOUTH LAKE AVENUE, SUITE 723
                         PASADENA, CALIFORNIA 91101
                               (888) 584-5577
                             FAX (626) 584-6447
                          Hspectorcpa@earthlink.net


                          CONSENT OF HAROLD Y. SPECTOR
                               INDEPENDENT AUDITOR

I consent to the use of my report dated December 13, 2000 on the financial statements of TradeAway.com, Inc., as of October 31, 2000, included herein and to the reference made to me.

I consent to the incorporation by reference in the Registration Statement of the aforementioned report and to the use of my name as it appears under the option "Experts".





Harold Y. Spector, CPA
Pasadena, California
January 4, 2001